     As filed with the Securities and Exchange Commission on April 23, 1997
                                               Registration No. 333-___________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 --------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                        DIGITAL GENERATION SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        California                                        94-3104772
        ----------                                        ----------
(State of Incorporation)                      (IRS Employer Identification No.)

                               875 Battery Street
                        San Francisco, California 94111
                    (Address of Principal Executive Offices)

                                 --------------

                         Supplemental Stock Option Plan
                             1992 Stock Option Plan
                           1995 Director Option Plan
                           (Full Titles of the Plans)

                                 --------------

                               HENRY W. DONALDSON
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        DIGITAL GENERATION SYSTEMS, INC.
                               875 Battery Street
                        San Francisco, California 94111
                    (Name and address of agent for service)
                                 (415) 276-6600
         (Telephone number, including area code, of agent for service)

                                 --------------

                                    Copy to
                             John B. Goodrich, Esq.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050

===============================================================================

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
               Title of                      Amount            Proposed           Proposed
             Securities to                   to be         Maximum Offering  Maximum Aggregate      Amount of
             be Registered                 Registered      Price Per Share     Offering Price    Registration Fee
------------------------------------------------------------------------------------------------------------------
 Common Stock
  - Supplemental Stock Option Plan
      shares subject to outstanding
      options                                  727,500           $ 4.67(1)        $ 3,397,425       $ 1,029.52
      shares available for future
      grant                                     22,500              3.94(2)            88,650            26.86

 1992 Stock Option Plan                        700,000              3.94(2)         2,758,000           835.76
 1995 Director Option Plan                      25,000              3.94(2)            98,500            29.85
    TOTALS                                   1,475,000                            $ 6,342,575       $ 1,921.99
                                             =========                            ===========       ==========

---------------------
(1) Pursuant to Rule 457(h), represents the weighted average price of outstanding options.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of 100% of the average of the high and low price reported in the Nasdaq National Market on April 22, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Information Incorporated by Reference.

     There are hereby incorporated by reference in this registration statement the following documents and information heretofore filed with the Securities and Exchange Commission:

     1. The registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") in connection with the effectiveness of the registrant's Registration Statement on Form S-1 filed on December 8, 1995, as amended.

     2. The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

     3. The description of the registrant's Common Stock contained in the registrant's Registration Statement on Form 8-A dated January 25, 1996, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.


Item 4.  Description of Securities.

     Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Counsel for the registrant, Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California 94304- 1050, has rendered an opinion to the effect that the Common Stock offered hereby will, when issued in accordance with the registrant's Supplemental Stock Option Plan, be legally and validly issued, fully paid and non-assessable. A member of such law firm and individual and investment partnerships of which members of such law firm are partners beneficially own approximately 11,032 shares of the registrant's Common Stock. In addition, such member holds an option to purchase 2,500 shares of Common Stock at $7.00 per share under the registrant's 1992 Stock Option Plan.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The registrant's Articles of Incorporation, as amended, limit the liability of the registrant's directors for monetary damages arising from breach of their fiduciary duty, except to the extent otherwise required by the California Corporations Code. Article VI of the registrant's Bylaws provides for indemnification of the registrant's directors, officers, employees, and other agents to the maximum extent permitted by the California Corporations Code.

     Kevin Compton has been indemnified by the various Kleiner Perkins Caufield & Byers investment partnerships and Jeffrey M. Drazan has been indemnified by the various Sierra Ventures investment partnerships that hold shares of the registrant's stock in connection with liabilities incurred in their capacities as directors of the registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

          Exhibit
          Number
         --------
          4.1       Supplemental Stock Option Plan(1)
          4.2       Form of Nonstatutory Stock Option Agreement
          4.3       1992 Stock Option Plan(2)
          4.4       1995 Director Option Plan(3)
          5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation
          23.1      Consent of Arthur Andersen LLP
          23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1)
          24.1      Power of Attorney (see page 6)

(1) Incorporated by reference to Exhibit 10.24 filed with the registrant's Quarterly Report on Form 10-Q filed November 13, 1996.
(2) Incorporated by reference to Exhibit 10.1 filed with the registrant's Annual Report on Form 10-K filed March 18, 1997.
(3) Incorporated by reference to Exhibit 10.3 filed with the registrant's Annual Report on Form 10-K filed March 18, 1997.

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 23, 1997.


                                               DIGITAL GENERATION SYSTEMS, INC.


                                               By:  /s/ Thomas P. Shanahan
                                                    ----------------------------
                                                    Thomas P. Shanahan,
                                                    Chief Financial Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry W. Donaldson and Thomas P. Shanahan, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of such attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                               Title                                  Date
               ---------                               -----                                  ----
         /S/HENRY W. DONALDSON          President, Chief Executive Officer               April 23, 1997
 ------------------------------------   and Director
          Henry W. Donaldson            (Principal Executive Officer)


         /S/THOMAS P. SHANAHAN          Chief Financial Officer                          April 23, 1997
 ------------------------------------   (Principal Financial and Accounting
          Thomas P. Shanahan            Officer)


          /S/KEVIN R. COMPTON           Director                                         April 23, 1997
 ------------------------------------
           Kevin R. Compton

         /S/JEFFREY M. DRAZAN           Director                                         April 23, 1997
 ------------------------------------
           Jeffrey M. Drazan

         /S/RICHARD H. HARRIS           Director                                         April 23, 1997
 ------------------------------------
           Richard H. Harris

        /S/LEONARD S. MATTHEWS          Director                                         April 23, 1997
 ------------------------------------
          Leonard S. Matthews

                               INDEX TO EXHIBITS


 Exhibit
 Number                           DESCRIPTION
--------   ---------------------------------------------------------------------

  4.1      Supplemental Stock Option Plan(1)
  4.2      Form of Nonstatutory Stock Option Agreement
  4.3      1992 Stock Option Plan(2)
  4.4      1995 Director Option Plan(3)
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation
 23.1      Consent of Arthur Andersen LLP
 23.2      Consent of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation (contained in Exhibit 5.1)
 24.1      Power of Attorney (see page 6)

(1) Incorporated by reference to Exhibit 10.24 filed with the registrant's Quarterly Report on Form 10-Q filed November 13, 1996.
(2) Incorporated by reference to Exhibit 10.1 filed with the registrant's Annual Report on Form 10-K filed March 18, 1997.
(3) Incorporated by reference to Exhibit 10.3 filed with the registrant's Annual Report on Form 10-K filed March 18, 1997.